                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of March 25, 1999, effective as of January 1, 1999 (the "Effective Date"), as amended on October 26, 2000, between AOL Time Warner Inc., a Delaware corporation (the "Company"), as assignee of Time Warner Inc., a Delaware corporation, and Richard
D. Parsons (the "Executive").

                  The Executive is currently employed by the Company pursuant to an Employment Agreement made as of March 18, 1998 (the "Prior Agreement"). The Company wishes to amend and restate the Prior Agreement and secure the services of the Executive on a full-time basis for the period to and including January 31, 2005 (the "Term Date") on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing for the Prior Agreement to be so amended and restated and to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

                  1. Term of Employment. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to the terms and conditions set forth in this Agreement.

                  2. Employment. During the term of employment, the Company shall employ the Executive, and the Executive shall serve, as the Co-Chief Operating Officer of the Company. In such capacity the Executive shall have responsibility for the direction and supervision of the following functions, divisions and subsidiaries of the Company, with the authority, duties and powers appropriate and customary to discharge such responsibility: Warner Bros. (except the WB Television Network), New Line Cinema Corporation, Warner Music Group (both before and after the consummation of the publicly announced proposed transaction with EMI Group, plc), Time Warner Trade Publishing and the legal and human resources or people development corporate staff functions. The chief executive officer of each such division or subsidiary and the Executive or Senior Vice President of each such staff function shall report to the Executive. In addition, the Executive shall have such other authority, functions, duties, powers and responsibilities as the Board of Directors or the Chief Executive Officer of the Company may from time to time delegate to the Executive in addition thereto, consistent with his stature as the Co-Chief Operating Officer of the Company. The Executive shall, subject to his election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis and he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (ii) the Executive shall report only to the Company's Board of Directors and to the Company's Chief Executive Officer, (iii) the Executive shall have no other employment and, without the prior written consent of the Chief Executive Officer of the Company, no outside business activities which require the devotion of substantial amounts of the Executive's time and (iv) the place for the performance of the Executive's services shall be the principal executive offices of the Company which shall be in the New York City metropolitan area, subject to such reasonable travel as may be appropriate or required in the performance of the Executive's duties in the business of the Company. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as shall not interfere with the performance of his duties hereunder, provided that the Executive complies with the provisions of Sections 9 and 10 and any generally applicable written policies of the Company on conflicts of interest and service as a director of another corporation, partnership, trust or other entity ("Entity").

                  The Company shall use its best efforts to cause the Executive to be a member of its Board of Directors throughout the term of employment and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire.

                  3.   Compensation.

                           3.1 Base Salary. The Company shall pay or cause to be
paid to the Executive a base salary of not less than $750,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount (subject to Section 5). Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement "senior executives" shall mean the executive officers of the Company.

                           3.2 Bonus. In addition to Base Salary, the Executive
shall be eligible to receive during the term of employment an annual cash bonus based on the performance of the Company and of the Executive in an amount commensurate with the position and duties of the Executive relative to other senior executives of the Company. The actual amount of any such annual cash bonus to be paid to the Executive will be determined by the Compensation



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                                                                               3



Committee of the Company's Board of Directors based upon a recommendation of the Company's Chief Executive Officer. Such determination with respect to the amount, if any, of annual cash bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as specifically provided otherwise in this Agreement. Payments of any bonus compensation under this
Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable. Notwithstanding the foregoing, determination and payment of any bonus compensation under this Section 3.2 may be made pursuant to a plan intended to assure the deductibility of such bonus compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

                           3.3 Deferred Compensation. In addition to Base Salary
and bonus as set forth in Sections 3.1 and 3.2, the Executive shall be credited with a defined contribution which shall be determined and paid out on a deferred basis ("deferred compensation") as provided in this Agreement, including Annex A hereto. Unless the Executive shall make the election described in the last sentence of this Section 3.3, during the term of employment, the Company shall pay to the trustee (the "Trustee") of a Company grantor trust (the "Rabbi Trust") for credit to a special account maintained on the books of the Rabbi Trust for the Executive (the "Trust Account"), monthly, an amount equal to 50% of one-twelfth of the Executive's then current Base Salary. If a lump sum payment is made pursuant to Section 4.2.2, the Company shall pay to the Trustee for credit to the Trust Account at the time of such payment an amount equal to 50% of the Base Salary portion of such lump sum payment; provided, however, that the Executive may elect by written notice to the Company at least 15 days prior to the date of any such lump sum payment, to have such amount credited instead to the Deferred Compensation Plan established by the Company on November 18, 1998, as the same may be amended from time to time (as so amended, the "Deferred Plan"). The Trust Account shall be maintained by the Trustee in accordance with the terms of this Agreement, including Annex A, and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be in furtherance of, and not inconsistent with, the terms of this Agreement, including Annex A), until the full amount which the Executive is entitled to receive therefrom has been paid in full. The Company shall maintain the Rabbi Trust as a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for the benefit of the Executive. The Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment (except that for calendar year 1999, such election shall be made no later than January 31, 1999) to have (a) all of the payments to be made to the Rabbi Trust pursuant to the second sentence of this Section 3.3 to be credited instead to the Deferred Plan or (b) to have 50% of the payments to be made by the

Company pursuant to the second sentence of this Section 3.3 to be credited instead to the Deferred Plan and the remaining 50% to be paid to the Rabbi Trust.

                           3.4 Deferred Bonus. In addition to any other deferred
bonus plan in which the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate (except that for calendar year 1999, such election shall be made no later than January 31, 1999), to defer payment of and to have the Company credit all or any portion of the Executive's bonus for such year to either the Trust Account or the Deferred Plan, or a combination of both, subject in the case of a deferral to the Deferred Plan to the terms and conditions of the Deferred Plan. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

                           3.5 Prior Account. The parties confirm that the
Company has maintained a deferred compensation account (the "Prior Account") for the Executive in accordance with the Prior Agreement. The Prior Account shall be promptly transferred to, and shall for all purposes be deemed part of, the Trust Account and shall be maintained by the Trustee in accordance with this Agreement and the Trust Agreement. All prior credits to the Prior Account shall be deemed to be credits made under this Agreement, all "Account Retained Income" thereunder shall be deemed to be Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses and other changes shall be deemed to have been made under this Agreement.

                           3.6 Reimbursement. The Company shall reasonably
promptly pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive during the term of employment in the performance of his services under this Agreement provided such expenses are incurred or paid in accordance with the Company's then current written practices and policies with respect to senior executives of the Company and upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                           3.7 No Anticipatory Assignments. Except as
specifically contemplated in Section 12.8 or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or Entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

                           3.8 Indemnification. The Executive shall be entitled
throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or an officer or member of the Board of Representatives or other governing body of any partnership or joint venture in which the Company has an equity interest or as a trustee or fiduciary of any plan, program, trust or other entity established for the benefit of the Company, its subsidiaries or any of their respective employees in connection with the business of the Company (and after the term of employment, to the extent relating to his service as such officer, director, member, trustee or fiduciary) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

                  4.   Termination.

                           4.1 Termination for Cause. The Company may terminate
the term of employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, for "cause" but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors, or a committee thereof, after a hearing at which the Executive has had the opportunity to address the Board, because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Executive's breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and (iii) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

                           In the event of such termination by the Company for
cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation as provided in Sections 3.1 and 3.3 accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights the Executive has in respect of amounts credited to the Trust Account through the effective date of termination or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of its senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs. The fourth sentence of Section 3.3 and the provisions of Sections 3.8, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.1.

                           4.2 Termination by Executive for Material Breach by
the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, the Executive shall have the right, exercisable by written notice to the Company, to terminate the term of employment (other than those provisions that specifically survive such termination) effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company shall be in material breach of its obligations under this Agreement; provided, however, that with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by the Executive pursuant to this
Section 4.2 and within such 15 day period the Company shall have cured all such material breaches of its obligations under this Agreement. A material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to retain the title of President or, if the Executive is appointed President and Chief Operating Officer, to thereafter retain such title, (ii) the Executive being required to report to persons other than those specified in Section 2; (iii) the Company violating the provisions of Section 2 or any written delegation from the Chief Executive Officer with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); (iv) the Company requiring the Executive's primary services to be rendered at a place other than at the Company's principal executive offices in the New York City metropolitan area;
(v) the Company breaching its obligations under the last paragraph of Section 2; and (vi) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

             The Company shall have the right, exercisable by written notice to the Executive, to terminate the Executive's employment under this Agreement without cause, effective at least 30 days after the giving of such notice, which notice shall specify the effective date of such termination.

             In the event of a termination pursuant to this Section 4.2, the Executive shall remain an employee of the Company as provided in Section 4.2.2. In such case, the following provisions shall apply:

                           4.2.1 After the effective date of such termination,
the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.8, 4.6 and 4.8 and Sections 6 through 12 and Annex A shall survive such termination, and the Executive shall be entitled to receive any earned and unpaid Base Salary and deferred compensation accrued through the effective date of such termination and a pro rata portion of the Executive's annual bonus for the year in which such termination occurs through the date of such termination based on the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years immediately preceding the calendar year in which such termination occurs, all or a portion of which pro rata bonus will be credited to the Trust Account or the Deferred Plan in accordance with any previous election made by the Executive to defer all or any portion of the Executive's bonus for such year pursuant to Section 3.4.

                           4.2.2 After the effective date of termination
pursuant to this Section 4.2, the Executive shall remain an employee of the Company for the period ending on the Term Date, and during such period the Executive shall be entitled to receive, whether or not the Executive becomes disabled during such period but subject to Section 6, (a) salary at an annual rate equal to the Base Salary, (b) an annual bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) in respect of each calendar year or portion thereof (in which case a pro rata portion of such annual bonus will be payable) during such period equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years immediately preceding the calendar year in which such termination occurs (with any partial calendar year bonus appropriately pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year) and (c) deferred compensation as provided in Section 3.3. Except as provided in the second succeeding sentence, if the Executive accepts full-time employment with any other Entity during such period or notifies the Company in writing of his intention to terminate his status as an employee during such period, then the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and the Executive shall be entitled to receive as severance in a lump sum within 30 days after such commencement or such effective date (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred) an amount (discounted as provided in the immediately following) equal to the balance of the Base Salary, deferred compensation (which shall be credited as provided in the third sentence of Section 3.3) and regular annual bonuses (assuming no deferral pursuant to
Section 3.4) the Executive would have been entitled to receive pursuant to this
Section 4.2.2 had the Executive remained on the Company's payroll until the Term Date. The lump sum payment required to be made to the Executive pursuant to this
Section 4.2.2 shall be discounted to present value as of the date of payment from the times at which such amounts would have become payable absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Code), in effect on the date of such termination, compounded semi-annually. Notwithstanding the foregoing, if the Executive accepts employment with any not-for-profit Entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.2; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments (and credits) provided for in this Section 4.2.2 shall cease and the Executive shall not be entitled to any such lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

                           4.3 Optional Termination by Executive. The Executive
shall have the right to elect by delivery of written notice to the Company, which notice may be delivered at any time on or after July 1, 2001, to terminate the term of employment and the Executive's position with the Company effective six months after the delivery of such notice and to serve as an advisor to the Company from the effective date of such notice through January 31, 2005 (the "Advisory Period"). During the Advisory Period, the Executive will remain an employee of the Company and will provide such advisory services concerning the business, affairs and management of the Company as may be required by the Board of Directors or the Chief Executive Officer of the Company, but shall not be required to devote more than five days (up to eight hours per day) each month to such service, which shall be performed at a time and place mutually convenient to both parties and consistent with the Executive's other activities. If at any time during the Advisory Period, the Executive engages in other full-time employment, the Executive shall not be deemed to be in breach of this Section 4.3, but unless such employment consists of the Executive providing services to one or more (i) charitable or non-profit organizations or (ii) family owned corporations, trusts, or partnerships, the

Advisory Period shall terminate, the Executive shall leave the payroll of the Company and the Company shall have no further obligations under this agreement other than with respect to earned and unpaid compensation and benefits. Notwithstanding the foregoing, but subject to Section 9 of this Agreement, during the Advisory Period the Executive may provide part-time services to third parties (including serving as a member of the Board of Directors of any such party). During the Advisory Period, the Executive shall be entitled to receive a Base Salary paid at the rate of $500,000 per annum and shall continue to be entitled to the benefits described in Sections 7 and 8 of the Agreement; provided, however, that the Executive shall not be entitled to deferred compensation, an annual bonus or any additional grants of stock options during the Advisory Period, shall not accrue any vacation time during the Advisory Period and shall not be entitled to any severance pay at the end thereof. In addition, during the Advisory Period, the Company shall provide the Executive with an office, office facilities and a secretary in accordance with the provisions of Section 4.5 of this Agreement.

                           4.4 After the Term Date. If at the Term Date, the
term of employment shall not have been previously terminated pursuant to the provisions of this Agreement, no Disability Period is then in effect and the parties shall not have agreed in writing to an extension or renewal of this Agreement or on the terms of a new written employment agreement, then the term of employment shall continue and the Executive shall continue to be employed by the Company pursuant to the terms of this Agreement, subject to termination by either party hereto on 90 days written notice delivered to the other party. Such 90-day notice may be given by either party on or after October 1, 2004 so that the term of employment may end on the Term Date or any date thereafter. If this Agreement shall be terminated on or after the Term Date for any reason (other than by the Company for cause as defined in Section 4.1, in which case Section
4.1 shall apply), then the Executive shall receive Base Salary, deferred compensation and a pro rata annual bonus through the effective date of termination with the pro rata annual bonus being equal to the portion of the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years immediately preceding the calendar year in which such termination occurs based on the number of whole or partial months in such year prior to the date of termination. At the end of the 90-day notice period provided for in the first sentence of this Section 4.4, the term of employment shall end and the Executive shall cease to be an employee of the Company and the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.8, 4.6 and 4.8 and Sections 6 through 12 and Annex A shall survive such termination.

                           4.5 Office Facilities. In the event of a termination
of the Executive's employment pursuant to Section 4.2 , 4.3 or 4.4, then for the period beginning on the effective date of such termination and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment but taking into account the Executive's reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of the Executive no longer being a full-time employee.

                           4.6 Release. In partial consideration for the
Company's obligation to make the payments described in Section 4.2, the Company shall be entitled to require the Executive to execute and deliver to the Company a release in substantially the form attached hereto as Annex B. If the Company so elects, the Company shall deliver such release to the Executive within 10 days after the written notice of termination is delivered pursuant to Section
4.2 and the Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. Upon receipt by the Company of such release signed by the Executive, the Company shall deliver to the Executive a release substantially in the form attached hereto as Annex C, signed by the Company. If the Company shall request the Executive to execute an Annex B release and the Executive shall fail to execute and deliver such release to the Company within such 21 day period, or if the Executive shall revoke his consent to such release as provided therein, the Company shall have no obligation to deliver the Annex C release and the Executive's term of employment shall terminate as provided in Section 4.2, but the Executive shall receive, in lieu of the payments provided for in said Section 4.2, a lump sum cash payment in an amount determined in accordance with the written personnel policies of the Company relating to notice and severance then generally applicable to senior executives of the Company with length of service and compensation level of the Executive.

                           4.7 Retirement. Notwithstanding the provisions of
Sections 4.2, 4.4 or 5, if the term of employment is in effect and the Executive is still employed by the Company pursuant to this Agreement on the date the Executive first becomes eligible for normal retirement as defined in any applicable retirement plan of the Company or any subsidiary of the Company (the "Retirement Date"), then this Agreement shall terminate automatically on such date and the Executive's employment with the Company shall thereafter be governed by the policies generally applicable to employees of the Company, and the Executive shall not thereafter be entitled to the payments provided in such Sections to the extent not received by the Executive on or prior to the Retirement Date. In addition, no benefits or payments provided in Sections 4.2,
4.4 or 5 shall include any period after the Retirement Date and if the provision of benefits or calculation of payments provided in any such Section would include any period subsequent to the Retirement Date, such provision of benefits shall end on the Retirement Date and the calculation of payments shall cover only the period ending on the Retirement Date. Notwithstanding the foregoing, the provisions of Annex A and the Trust Agreement shall apply to the investment and payment of deferred compensation after such termination, the provisions of Section 7 of this Agreement shall survive any such termination and the provisions of Sections 12.1 and 12.7 shall apply to any dispute with respect to this Agreement that arises after any such termination.

                           4.8 Mitigation. The payments provided for in this
Agreement in the event of a termination without cause are not subject to mitigation unless the Executive's failure to mitigate would result in the Company losing tax deductions to which it would otherwise have been entitled. In such an event, the Executive will engage in whatsoever mitigation is necessary to preserve the Company's tax deductions. With respect to the preceding sentences, any payments or rights to which the Executive is entitled by reason of the termination of employment without cause shall be considered as damages hereunder. Any obligation of the Executive to mitigate the damages pursuant to this Section 4.8 shall not be a defense or offset to the Company's obligation to pay the Executive in full the amounts provided in this Agreement upon the occurrence of a termination without cause, at the time provided herein, or the timely and full performance of any of the Company's other obligations under this Agreement.

                           4.9 Payments. So long as the Executive remains on the
payroll of the Company or any subsidiary of the Company, payments of salary, deferred compensation and bonus required to be made pursuant to Section 4.2, 4.3 or 4.4 shall be made at the same times as such payments are made to senior executives of the Company or such subsidiary.

                  5. Disability. If during the term of employment and prior to any termination of this Agreement under Section 4.2, 4.3 or 4.4, the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to make the deferred compensation credits when otherwise due, as provided in Section 3, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus for the portion of the calendar year in which the Disability Date occurs that shall precede such date and shall pay the Executive disability benefits for the period from the Disability Date through the Term Date (the "Disability Period"), in an annual amount equal to 75% of (a) the Base Salary (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited by the Company pursuant to Section 3.3 as further disability benefits) and (b) the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years immediately preceding the year in which the Disability Date occurs (all or a portion of which may be deferred by the Executive pursuant to Section 3.4), with the bonus for any partial calendar year pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year. If during the Disability Period the Executive shall fully recover from his disability, the Company shall have the right (exercisable within 60 days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. The Disability Period shall continue during such 60-day period. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects, including without limitation, the provisions of Section 3 which shall apply in lieu of the Disability provisions of this Section 5, and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company elects not to restore the Executive to full-time service, the Executive may terminate this Agreement by written notice to the Company within 60 days after the termination of the sixty-day period provided for above, in which case neither party shall have any further obligations hereunder after the date of such termination. If the Company elects not to restore the Executive to full-time service and the Executive does not elect to terminate this Agreement, the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the Disability Period; and (ii) the provisions of Sections 9 and 10 shall continue to apply to the Executive during the Disability Period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Board of Directors or the Chief Executive Officer of the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The Company shall be entitled to deduct from all payments to be made to the Executive during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by the Executive during the Disability Period from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 with respect to periods after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement, except that Section 4.2 shall not apply during the Disability Period (unless the Company terminates this Agreement in breach hereof in which case Section 4.2 shall apply) and unless the Company has restored the Executive to full-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and the Executive shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

                  6. Death. Upon the death of the Executive during the term of employment, this Agreement and all obligations of the Company to make any payments under Sections 3, 4 and 5 shall terminate except that (i) the Executive's estate (or a designated beneficiary) shall be entitled to receive, to the extent being received by the Executive immediately prior to his death, Base Salary and deferred compensation to the last day of the month in which his death occurs and bonus compensation (at the time bonuses are normally paid) based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years immediately preceding the calendar year in which such death occurs, but prorated according to the number of whole or partial months the Executive was employed by the Company in such calendar year, and (ii) the Trust Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Trust Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.7 of Annex A) shall be paid to the Executive's estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.

                  7. Life Insurance. Subject to the Executive's satisfactory completion of any applications and other documentation and any physical examinations that may be required by the insurer for any additional insurance, the Company shall obtain $5,000,000 face amount of split ownership life insurance on the life of the Executive, to be owned by the Executive or the trustees of a trust for the benefit of the Executive's spouse and/or descendants. Until the death of the Executive, and irrespective of any termination of this Agreement except pursuant to Section 4.1, the Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage). The Company shall not borrow from the cash value of such policy. The Executive shall be entitled to designate the beneficiary or beneficiaries of such policy, which may include a trust. At the death of the Executive, or on the earlier surrender of such policy by the owner, the Executive agrees that the Executive's estate or the owner of the policy shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on the life of the Executive, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement but in no event shall such payment to the Company exceed the amount of the death benefit paid under the policy. If other than the Company, the owner of the policy from time to time shall execute, deliver and maintain a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence. In addition to the foregoing, during the Executive's employment with the Company, the Company shall (x) provide the Executive with $50,000 of group life insurance and (y) pay to the Executive annually an amount equal to the premium that the Executive would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance program made available by the Company in an amount equal to (i) twice the Executive's Base Salary minus (ii) $50,000. The Executive shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this Section 7 as if such program were still in effect. The payments made to the Executive pursuant to this Section 7 shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing or other benefit plan of the Company or any subsidiary of the Company.

                  8.   Other Benefits.

                           8.1 General Availability. To the extent that (a) the
Executive is eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group life insurance (to the extent set forth in Section 7), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, the Executive shall be entitled during the term of employment and so long as the Executive is an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

                           In addition to any retirement benefits to which the
Executive is entitled under the Time Warner Employees' Pension Plan, any supplemental retirement or excess benefit plan maintained by the Company or any of its affiliates or any successor plans thereto (hereinafter collectively referred to as the "Pension Plan"), the Company will, following the Executive's termination of employment for any reason, except by the Company for cause pursuant to Section 4.1 and except for a termination by the Executive in breach of this Agreement, pay or cause to be paid to the Executive or his beneficiary as the case may be, in accordance with the following provisions, an amount which is equivalent to the excess of (the "Excess Amount") (i) the amount such Executive or beneficiary would be entitled to receive under the Pension Plan assuming the Executive had five additional years of service (as such term is defined in the Pension Plan) taking into account all the provisions of the Pension Plan as are from time to time in effect and applicable to the Executive or his beneficiary over (ii) the amount such Executive or beneficiary would be entitled to receive under the Pension Plan based on actual years of service taking into account all the provisions of the Pension Plan as are from time to time in effect and applicable to the Executive or his beneficiary.

                           If the Executive or his beneficiary is entitled to
an Excess Amount as described in the preceding paragraph, the Company shall pay the Excess Amount to the Executive or his beneficiary as follows. If the Executive is otherwise entitled to benefits under the Pension Plan, then the Excess Amount shall be paid at the same times and in the same manner as shall be elected by the Executive or his beneficiary for payment of amounts under the Pension Plan. If the Executive is not otherwise entitled to benefits under the Pension Plan, then the Excess Amount shall be paid at the time(s) and in one of the forms of payment permitted under the Pension Plan as elected by the Executive or his beneficiary. If the Executive or his beneficiary dies before any payments described above have been made, the payments shall be made to the beneficiary thereof at the same time and in the same manner as they would have been paid if the payments were to be made under the Pension Plan.

                           8.2 Benefits After a Termination or Disability.
During the period the Executive remains on the payroll of the Company after a termination pursuant to Section 4.2 and during the Disability Period, the Executive shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to the Executive under Sections 7 and 8.1 to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. The Executive shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards during the term of employment and until such time as the Executive shall leave the payroll of the Company. At the time the Executive's term of employment with the Company terminates and he leaves the payroll of the Company pursuant to the provisions of Section 4.1, 4.2, 4.3, 4.4, 5 or 6, the Executive's rights to benefits and payments under any benefit plans, programs or practices or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined, subject to the other terms and provisions of this Agreement, in accordance with the terms and provisions of such plans, programs or practices and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if the Executive leaves the payroll of the Company as a result of a termination pursuant to
Section 4.2 or 4.3, then (i) all stock options granted to the Executive by the Company shall vest and become immediately exercisable at the time the Executive shall leave the payroll of the Company pursuant to Section 4.2 or 4.3, (ii) all stock options granted to the Executive by the Company shall remain exercisable (but not beyond the expiration of the option term) during the remainder of the term of employment and for a period of three months thereafter or such longer period as shall be specified in any applicable stock option agreement and (iii) the Company shall not be permitted to determine that the Executive's employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between the Company and the Executive.

                           8.3 Payments in Lieu of Other Benefits. In the event
the term of employment and the Executive's employment with the Company is terminated pursuant to Sections 4.1, 4.2, 4.3, 4.4, 5 or 6, the Executive shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such Sections being in lieu thereof.

                           8.4 Stock Options. During the term of employment, the
Executive shall be eligible to receive grants of stock options in the discretion of the Compensation Committee of the Company's Board of Directors. If the term of employment is terminated pursuant to Section 4.3, then all stock options granted to the Executive after the Effective Date shall become immediately exercisable in full on the date of such termination and shall remain exercisable (but not beyond the expiration of the option term) for five years after the date of such termination.

                           9. Protection of Confidential Information;
Non-Compete. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other Entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees as set forth below in this Section 9.

                           9.1 Confidentiality Covenant. The Executive covenants
and agrees that (i) through the date he ceases to be an employee of the Company and leaves the payroll of the Company for any reason, and (ii) for twelve months after the effective date of termination of the Executive's employment and of the other provisions of this Agreement pursuant to Section 4.1, 4.2, 4.3 or 4.4, and
(iii) with respect to Sections 9.1.1. and 9.1.2, for an additional 36 months after the later of the dates described in clauses (i) and (ii) above:

                          9.1.1 The Executive shall keep secret all confidential
matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except during the term of employment, in connection with his duties hereunder, or except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process.

                           9.1.2 The Executive shall deliver promptly to the
Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, other than publicly available documents or documents relating to the terms and conditions of the Executive's employment, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; provided that if the Executive is to continue as a director, consultant or advisor to the Company after such termination, the Executive may retain such documents as are necessary or appropriate to the performance of his duties unless and until the Company requests that such documents be delivered to it; and

                           9.1.3 If the term of employment is terminated
pursuant to Section 4.1, 4.2 , 4.3 or 4.4, the Executive shall not employ, and shall not cause any Entity of which he is an affiliate to employ, without the prior written consent of the Company, any person who was a full-time exempt employee of the Company at the date of such termination or within six months prior thereto.

                           9.2 Non-Compete. The Executive covenants and agrees
that (i) through the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, and (ii) with respect to an Entity that is engaged in competition with the Company and that had, or the parent Entity or predecessor Entity of which had, consolidated gross revenues from all sources, including non-competitive businesses, of $2 billion or more for the fiscal year preceding the Executive's commencement of service for such Entity, through the date that is the earlier of (a) twelve months after the effective date of any notice of termination of the Executive's employment with the Company pursuant to Section 4.1 or 4.2 and (b) the Term Date, the Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer of the Company, render any services to any person or Entity or acquire any interest of any type in any Entity, that shall be deemed in competition with the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such Entity and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that Entity or (b) acquiring, solely as an investment, any securities of an Entity (other than an Entity that has outstanding securities covered by the preceding clause (a)) so long as he remains a passive investor in such Entity and does not become part of any control group thereof. Notwithstanding the foregoing, if the term of employment is terminated pursuant to Section 4.3, then the provisions of the preceding sentence shall not apply to the Executive after the effective date of such termination. For purposes of the foregoing, a person or Entity shall be deemed to be in competition with the Company if such person or it engages in any line of business that is substantially the same as either (i) any line of operating business which the Company engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct or (ii) any operating business that is engaged in or conducted by the Company and as to which, to the knowledge of the Executive, the Company covenants in writing, in connection with the disposition of such business, not to compete therewith. Notwithstanding the preceding sentence, following the effective date of any termination under Section 4 of this Agreement (including during the Advisory Period contemplated by Section 4.3), only the following Entities shall be deemed to be in competition with the Company: AT&T Corporation, Bertelsmann A.G., The Walt Disney Company, General Electric Corporation, The News Corporation, The Seagram Company, Ltd., Sony Corporation, Viacom Inc. and their respective subsidiaries and affiliates and any successor to any of the media and entertainment business thereof.

                           9.3 Specific Remedy. In addition to such other rights
and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 9.1, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                           9.4 Liquidated Damages. If the Executive commits a
material breach of the provisions of Section 9.2, the Executive shall pay to the Company as liquidated damages an amount equal to three times the Executive's then current Base Salary, or if the Executive is not employed by the Company at the time of such breach, an amount equal to three times the most recent Base Salary paid to the Executive by the Company. The Company shall be entitled to offset any amounts owed by the Executive to the Company under this Section 9.4 against any amounts owed by the Company to the Executive under any provision of this Agreement or otherwise, including without limitation, amounts payable to the Executive under Sections 4.2, 4.3 or 4.4. The Company and the Executive agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to the Company upon a breach of Section 9.2 by the Executive and further agree that the damages set forth in this Section 9.4 are reasonable, and not a penalty, based upon the facts and circumstances of the parties and with due regard to future expectations.

                           10. Ownership of Work Product. The Executive
acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof. Notwithstanding the foregoing, the Executive may, provided that Section 9.2 is complied with, acquire an interest in any business opportunity presented to the Company hereunder if the Company declines to pursue such business opportunity and if such investment is approved by the Chief Executive Officer of the Company in writing.

                           11. Notices. All notices, requests, consents and
other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                           11.1   If to the Company:

                                    Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, New York  10019
                                    Attention:  Chief Executive Officer

                                    (with a copy, similarly addressed
                                    but Attention:  General Counsel)

                           11.2 If to the Executive, to his residence address
set forth on the records of the Company.

                  12.   General.

                           12.1 Governing Law. This Agreement shall be governed
by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                           12.2 Captions. The section headings contained herein
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           12.3 Entire Agreement. This Agreement, including
Annexes A, B and C, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including without limitation, the Prior Agreement.

                           12.4 No Other Representations. No representation,
promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                           12.5 Assignability. This Agreement and the
Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may (but is not obligated to) assign its rights together with its obligations hereunder (a) to AOL Time Warner Inc., or (b) in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and upon any such assignment, such rights and obligations shall inure to and be binding upon AOL Time Warner Inc. and any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise, as the case may be.

                           12.6 Amendments; Waivers. This Agreement may be
amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                           12.7 Resolution of Disputes. Any dispute or
controversy arising with respect to this Agreement shall, at the election of either the Company or the Executive, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 12.7. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 12.7. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

                           12.8 Beneficiaries. Whenever this Agreement provides
for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                           12.9 No Conflict. The Executive represents and
warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                           12.10 Withholding Taxes. Payments made to the
Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                           12.11 No Offset. Except as provided in Section 9.4 of
this Agreement, neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

                           12.12 Severability. If any provision of this
Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                           12.13 Definitions. The following terms are defined in
this Agreement in the places indicated:

                    Account Retained Income - Section A.6 of Annex A affiliate - Section 4.2.2
                    Applicable Tax Law - Section A.5 of Annex A
                    Base Salary - Section 3.1
                    cause - Section 4.1
                    Code - Section 3.2
                    Company - the first paragraph on page 1 and Section 9.1 deferred compensation - Section 3.3
                    Disability Date - Section 5
                    Disability Period - Section 5
                    Effective Date - the first paragraph on page 1 eligible securities - Section A.1 of Annex A
                    Entity - Section 2
                    Excess Amount - Section 8.1

                    Executive - the first paragraph in page 1 fair market value - Section A.1 of Annex A Investment Advisor - Section A.1 of Annex A Pay-Out Period - Section A.6 of Annex A
                    Pension Plan - Section 8.1
                    Prior Account - Section 3.5
                    Prior Agreement - the second paragraph on page 1 Rabbi Trust - Section 3.3
                    Retirement Date - Section 4.7
                    senior executives - Section 3.1
                    Term Date - the second paragraph on page 1
                    term of employment - Section 1
                    Trust Account - Section 3.3
                    Trust Agreement - Section 3.3
                    Trustee - Section 3.3
                    Valuation Date - Section A.6 of Annex A
                    Work Product - Section 10

                    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                              TIME WARNER INC.


                                              By  /s/ Gerald M. Levin
                                                  ----------------------------
                                                  Gerald M. Levin
                                                  Chairman and Chief
                                                  Executive Officer


                                                   /s/ Richard D. Parsons
                                                  ----------------------------
                                                   Richard D. Parsons

                                                                        ANNEX A

                          Deferred Compensation Account



                  A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

                           A.2 Dividends and Interest. The Trust Account shall
be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

                           A.3 Adjustments. The Trust Account shall be equitably
adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

                           A.4 Obligation of the Company. Without in any way
limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the

Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

                           A.5 Taxes. The Trust Account shall be charged with
all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1, A.6 or A.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1, A.6 or A.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

                           A.6 One-Time Transfer to Deferred Plan. So long as
the Executive is an employee of the Company, the Executive shall have the right to elect at any time, but only once during the Executive's lifetime, by written notice to the Company to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If the Executive shall make such an election, the Net Transferable Balance shall be determined as of the end of the calendar quarter following the date of such election (unless such election is made during the ten calendar days following the end of a calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by the Executive. If the Executive elects to transfer more than 75% of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

                           A.7 Payments. Payments of deferred compensation shall
be made as provided in this Section A.7. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month following the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on the first Company payroll date in January of the year following the year in which the latest of such events occurs. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, plus any amounts that have been transferred to the Deferred Plan pursuant to Section
A.6 hereof and not theretofore distributed or deemed distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out

Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

                  If this Agreement is terminated by the Company pursuant to
Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Trust Account shall be valued as of the later of (i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Trust Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

                  If the Executive becomes disabled within the meaning of
Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid bi-weekly during the Pay-Out Period commencing on the first Company payroll date in the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.7.

                  If the Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of the Executive's death and the balance of the Trust Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

                  Notwithstanding the foregoing provisions of this Section A.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

                  If a transfer to the Deferred Plan has been made pursuant to Section A.6 hereof, payments made to the Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section A.6 and (b) shall be deemed made first out of Account Retained Income.

                  Within 90 days after the end of each taxable year of the Company in which payments are made, directly or indirectly, to the Executive from the Trust Account or from the Deferred Plan with respect to amounts transferred to the Deferred Plan from the Trust Account pursuant to Section A.6 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.7, the Executive shall not be entitled to receive pursuant to this Annex A (including any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof) an aggregate amount that shall exceed the sum of
(i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.7 shall be determined in accordance with Section A.5 above.

                                                                         ANNEX B

                                     RELEASE

                Pursuant to the terms of the Employment Agreement made as of _____________, between TIME WARNER INC., a Delaware corporation (the "Company"), 75 Rockefeller Plaza, New York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and its officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

                I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

                I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

                WITNESS my hand this ____ day of ___________ , ____.



                                            ---------------------------
                                                       [Name]

                                                                         ANNEX C

                                     RELEASE

                In connection with the Employment Agreement made as of , between TIME WARNER INC., (the "Company"), and [TK] (the "Agreement"), the Company does hereby release and forever discharge [TK] and his estate, heirs, beneficiaries and representatives, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of his employment with the Company or any of its affiliates or the termination of such employment, which the Company may now or hereafter have under any federal, state or local law, regulation or order, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the Company from bringing a lawsuit against [TK] (x) to enforce his obligations under [Section 9] of the Agreement or (y) to seek damages or reimbursement for fraud or embezzlement committed by him during his employment with the Company.

                IN WITNESS WHEREOF the Company has caused this Release to be executed on its behalf by a duly authorized officer this day of , 199 .

                                                 TIME WARNER INC.


                                                 ---------------------------